Exhibit 99.1

Report of Independent Auditors

The Partners of

Brigadier Capital LP

We have audited the accompanying statement of assets and liabilities of Brigadier Capital LP (the Partnership), as of December 31, 2007 and the related statements of operations, changes in partners’ capital, and cash flows for the year ended December 31, 2007. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brigadier Capital LP at December 31, 2007, and the results of its operations, changes in its partners’ capital, and its cash flows for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 5, 2008

Brigadier Capital LP

Statement of Assets and Liabilities

December 31, 2007

Assets
Investment in Brigadier Capital Master Fund Ltd., at value	$95,652,409
Receivable from Brigadier Capital Master Fund Ltd.	6,327,019

Total assets	101,979,428

Liabilities and Partners’ Capital
Liabilities:
Management fee payable	761,795
Redemption payable to the General Partner	2,761,840
Redemption payable to limited partner	6,327,019
Accrued expenses and other liabilities	30,000

Total liabilities	9,880,654

Partners’ capital:
General Partner	706,940
Limited partners	91,391,834

Total partners’ capital	92,098,774

Total liabilities and partners’ capital	$101,979,428

See accompanying notes and attached financial statements of Brigadier Capital Master Fund Ltd.

Brigadier Capital LP

Statement of Operations

Year Ended December 31, 2007

Net realized and unrealized gain from securities transactions allocated from Brigadier Capital Master Fund Ltd.
Net realized gain on derivative contracts	$9,096,073
Net realized loss on investments in securities and option contracts	(31,635,379)
Change in net unrealized loss on investments in securities and option contracts	(19,036,412)
Change in net unrealized gain on derivative contracts	60,061,166

Net realized and unrealized gain from securities transactions allocated from Brigadier Capital Master Fund Ltd.	18,485,448

Net investment income allocated from Brigadier Capital Master Fund Ltd.
Interest income and other	9,807,453
Interest expense	148,923
Professional fees and other expenses	593,937

Net investment income allocated from Brigadier Capital Master Fund Ltd.	9,064,593

Partnership income
Interest income	3,149

Partnership expenses
Management fee	761,795
Professional expenses	46,231
Other expenses	42,060

Net decrease from partnership income and expenses	(846,937)

Net income available for distribution to partners	$26,703,104

See accompanying notes and attached financial statements of Brigadier Capital Master Fund Ltd.

Brigadier Capital LP

Statement of Changes in Partners’ Capital

Year Ended December 31, 2007

	Total	General Partner	Limited Partner
Partners’ capital at December 31, 2006	$55,447,529	$511,178	$54,936,351
Capital contributions during the year	19,337,000	—	19,337,000
Allocation of net income available for distribution to partners:
Pro rata allocation of net realized and unrealized gain from securities transactions	18,485,448	128,862	18,356,586
Pro rata allocation of net investment income and expenses	9,064,593	67,515	8,997,078
Net decrease from partnership income and expenses	(846,937)	(615)	(846,322)
Incentive allocation	—	2,761,840	(2,761,840)
Redemptions	(9,388,859)	(2,761,840)	(6,627,019)

Partners’ capital at December 31, 2007	$(92,098,774)	$706,940	$91,391,834

See accompanying notes and attached financial statements of Brigadier Capital Master Fund Ltd.

Brigadier Capital LP

Statement of Cash Flows

Year Ended December 31, 2007

Cash flow from operating activities
Net income available for distribution to partners	$26,703,104
Adjustments to reconcile net income available for distribution to partners to net cash used in operating activities:
Change in operating assets and liabilities:
Investment in Brigadier Capital Master Fund Ltd.	(40,013,273)
Receivable from Brigadier Capital Master Fund Ltd.	(6,327,019)
Management fee payable	714,264

Net cash used in operating activities	(18,922,924)

Cash flows from financing activities
Capital contributions*	18,962,000
Capital withdrawals**	(421,431)

Net cash provided by financing activities	18,540,569

Net change in cash	(382,355)
Cash at beginning of year	382,355

Cash at end of year	$—

*	Excludes $375,000 of contributions received in 2006 that were effective January 1, 2007.

**	Includes $121,431 of redemptions payable at December 31, 2006.

See accompanying notes and attached financial statements of Brigadier Capital Master Fund Ltd.

Brigadier Capital LP

Notes to Financial Statements

December 31, 2007

1.	Organization

Brigadier Capital LP (the Partnership) was organized as a limited partnership under the laws of the State of Delaware on May 17, 2006 and commenced operations on May 25, 2006. The Partnership invests substantially all of its assets in Brigadier Capital Master Fund Ltd. (the Master Fund) that was formed as an exempted company under the laws of the Cayman Islands. The Master Fund was formed on May 19, 2006 and commenced operations on May 25, 2006. The Master Fund was created primarily to support the trading and investing activities of the Partnership and Brigadier Capital Offshore Ltd., a Cayman Islands company that operates as the investment vehicle for U.S. tax-exempt and non-U.S. investors. The Master Fund’s investment objectives are to achieve maximum returns and minimize volatility. The Master Fund will seek to achieve its investment objectives by investing in asset-backed securities primarily in a portfolio of debt and equity collateralized debt obligations (CDO) and collateralized loan obligations (CLO). In addition, some investments in CDO securities may be in synthetic securitizations, where portfolios of credit default swaps are the underlying assets.

Brigadier Capital Management LLC (the Investment Manager), a Delaware limited liability company, serves as the investment manager of the Master Fund. Brigadier GP LLC (the General Partner), a Delaware limited liability company, serves as the general partner of the Partnership. Cohen Brothers, LLC (d/b/a Cohen and Company) (referred to as Cohen) serves as the managing member of the General Partner and the Investment Manager.

Since the operating activities of the Partnership are principally conducted through the Master Fund, the financial statements of the Master Fund are an integral part of these financial statements and should be read in conjunction with those of the Partnership. The financial statements of the Master Fund are attached. The percentage of the Master Fund owned by the Partnership at December 31, 2007 was 76%.

2.	Significant Accounting Policies

Basis of Presentation

The Partnership’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States (US GAAP) and are stated in United States dollars. The following is a summary of the significant accounting and reporting policies used in preparing the financial statements.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short term, highly liquid investments that have maturities of three months or less. Cash equivalents are valued at cost plus accrued interest, which approximates fair value. Cash and cash equivalents are not held in federally insured bank accounts.

Valuation of Investment

The investment in the Master Fund is valued based upon the Partnership’s proportionate interest in the net assets of the Master Fund. The Partnership records any change in value in the statement of operations by recording its proportionate share of the Master Fund’s income, expenses, and realized and unrealized gains and losses.

Taxation

The partners are required to report their respective share of the Partnership income (loss) in their individual income tax returns. Accordingly, no income tax provision has been made in the accompanying financial statements.

Fair Value of Financial Instruments

The fair value of the Partnership’s assets and liabilities which qualify as financial instruments under Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures about Fair Value of Financial Instruments, approximates the carrying amounts presented in the statement of financial condition.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the General Partner to make assumptions that affect the amounts reported in the financial statements and accompanying notes. The General Partner believes that the estimates used in preparing the financial statements are reasonable and prudent. Actual results could differ from these estimates.

3.	Related Party Transactions

Cohen serves as the managing member of the General Partner and the Investment Manager. The Master Fund can invest in CDO securities managed by Cohen. At December 31, 2007, the Master Fund had $2,542,000 of net investments, which were managed by Cohen.

At December 31, 2007, the value of Cohen’s limited partner capital account was $45,695,227 and value of the General Partner’s capital account was $706,940.

4.	Partnership Capital

The Partnership offers limited partnership interests. Limited partners shall not assign in whole or in part, any of their limited partnership interests except with the consent of the General Partner.

Capital contributions may be accepted as of the first business day of each month or at other times at the General Partner’s discretion. The minimal initial investment in the Partnership is $500,000, subject to reduction at the sole discretion of the General Partner.

A limited partner may, upon at least 90 days’ prior notice, redeem some or all of its partnership interests as of the close of business at the end of any quarter after the first anniversary of such limited partner’s investment in the partnership.

5.	Management Fee

The Investment Manager provides management services to the Partnership. For these services, the Investment Manager is paid a quarterly management fee of 0.5% (2.0% annually) of partners’ account as of the last day of each calendar quarter, adjusted for any additional capital contributions and withdrawals during the quarter. The Investment Manager may, in its sole discretion, elect to waive or reduce the management fee charged with respect to any limited partner. For the year ended December 31, 2007, management fees totaling $761,795 were recorded and payable to the Investment Manager at December 31, 2007.

6.	Incentive Allocation

In relation to the limited partners, the General Partner is entitled to an Incentive Allocation of income equal to 20% multiplied by the amount by which the limited partner’s positive performance change exceeds any positive balance in the limited partner’s carryforward account. This Incentive Allocation is allocated as of the end of the performance period to the capital account of the limited partner and credited to the capital account of the General Partner. The General Partner may, in its sole discretion, elect to waive or reduce the Incentive Allocation charged with respect to any limited partner. For the year ended December 31, 2007, the Incentive Allocation of $2,761,840 was reallocated from the limited partner capital accounts to the General Partner capital account, which is payable to the General Partner at December 31, 2007.

7.	Financial Highlights

Year Ended December 31, 2007
Financial Highlights
Ratios to average limited partners’ capital:
Net investment income	11.57%
Total partnership income and expenses	(4.59)%
Total partnership income and expenses and incentive allocation	(1.08)%
Total return — before incentive allocation	37.96%
Total return — after incentive allocation	33.55%

The above ratios and total returns are calculated for the limited partner class taken as a whole for the year ended December 31, 2007. An individual investors’ return and ratios may vary from these returns and ratios based on the timing of capital movements and different management fee and incentive allocation arrangements.

8.	New Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, Fair Value Measurements. This standard establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and requires additional disclosures about fair value measurements. SFAS No. 157 applies to fair value measurements already required or permitted by existing standards. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The changes to current US GAAP from the application of SFAS No. 157 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. As of December 31, 2007, the General Partner does not believe the adoption of SFAS No. 157 will impact the amounts reported in the financial statements; however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain of the measurements reported in the statement of operations for a fiscal period.

On July 13, 2006, the Financial Accounting Standards Board (FASB) released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Fund’s tax returns to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. On February 1, 2008, the FASB issued FSP FIN 48-2, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises (FSP 48-2), deferring the effective date of FIN 48 for certain nonpublic enterprises (as defined by paragraph 289 of FASB Statement No. 109, Accounting for Income Taxes). FSP 48-2 defers the effective date of FIN 48 for fiscal years beginning after December 31, 2007. At this time, management is evaluating the implications of FIN 48 and its impact in the financial statements has not yet been determined.

9.	Subsequent Events

At December 31, 2007, a single investor in both the Onshore and Offshore Funds had undistributed redemptions of $1,327,019 and $62,181,448, respectively. The redemptions are to be distributed as an allocation of the investor’s share of each investment of the Master Fund at December 31, 2007. Effective January 9, 2008, the investments were placed in a new hedge fund managed by Brigadier Capital Management LLC.

Report of Independent Auditors

The Partners of

Brigadier Capital LP

We have audited the accompanying statement of assets and liabilities of Brigadier Capital LP (the Partnership) as of December 31, 2008 and the related statements of operations, changes in partners’ capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As more fully discussed in Note 8 in the Brigadier Capital Master Fund, Ltd. (the Master Fund) financial statements, the Master Fund previously utilized the services of Lehman Brothers Special Financing, Inc. (Lehman) as counterparty to derivative contracts. On September 15, 2008, Lehman Brothers Holding Inc., the guarantor of the contracts with Lehman, was placed into bankruptcy. Information flow to the Master Fund from Lehman has been limited. Management has recorded in the financial statements its best estimate of the net realizable value of its claims against Lehman, based upon management’s assessment of all available evidence including information supplied by Lehman. Significant uncertainty exists regarding the ultimate timing of any resolution of these claims, as well as the ultimate value to be realized relating to such claims, and the differences between amounts currently recorded and those that may be ultimately realized may be material.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brigadier Capital LP at December 31, 2008, and the results of its operations, changes in its partners’ capital, and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 19, 2009

Brigadier Capital LP

Statement of Assets and Liabilities

December 31, 2008

Assets
Investment in Brigadier Capital Master Fund Ltd., at fair value	$26,039,565
Receivable from Brigadier Capital Master Fund Ltd.	10,400,000
Due from broker	928

Total assets	$36,440,493

Liabilities and Partners’ Capital
Liabilities:
Management fee payable	$107,428
Capital withdrawal payable to the General Partner	1,584,782
Capital withdrawal payable to limited partners	10,400,000

Total liabilities	12,092,210

Partners’ capital:
General Partner	859,865
Limited partners	23,488,418

Total partners’ capital	24,348,283

Total liabilities and partners’ capital	$36,440,493

See accompanying notes and attached financial statements of Brigadier Capital Master Fund Ltd.

Brigadier Capital LP

Statement of Operations

Year Ended December 31, 2008

Net realized and unrealized gain from securities transactions allocated from Brigadier Capital Master Fund Ltd.
Net realized gain on derivative contracts	$23,678,503
Net realized gain on investments in securities and option contracts	2,538,673
Lehman Brothers claim provision	(4,272,291)
Net change in unrealized gain/loss on investments in securities and option contracts	(6,749,531)
Net change in unrealized gain/loss on derivative contracts	2,136,152
Net realized and unrealized loss on foreign currency	(296,455)

Net realized and unrealized gain from securities transactions allocated from Brigadier Capital Master Fund Ltd.	17,035,051

Net investment income allocated from Brigadier Capital Master Fund Ltd.
Interest income and other	2,617,416
Professional fees and other expenses	(481,683)

Net investment income allocated from Brigadier Capital Master Fund Ltd.	2,135,733

Partnership income
Interest income	928

Partnership expenses
Management fee	(666,850)
Professional expenses	(167,678)
Other expenses	(128,762)

Net decrease from partnership income and expenses	(962,362)

Net income available for distribution to partners	$18,208,422

See accompanying notes and attached financial statements of Brigadier Capital Master Fund Ltd.

Brigadier Capital LP

Statement of Changes in Partners’ Capital

Year Ended December 31, 2008

	Total	General Partner	Limited Partner
Partners’ capital at December 31, 2007	$92,098,774	$706,940	$91,391,834
Capital contributions	8,220,000	—	8,220,000
Allocation of net income available for distribution to partners:
Pro rata allocation of net realized and unrealized gain from securities transactions	17,035,051	145,943	16,889,108
Pro rata allocation of net investment income and expenses	2,135,733	17,230	2,118,503
Net decrease from partnership income and expenses	(962,362)	(10,248)	(952,114)
Incentive allocation	—	1,584,782	(1,584,782)
Capital withdrawals	(94,178,913)	(1,584,782)	(92,594,131)

Partners’ capital at December 31, 2008	$24,348,283	$859,865	$23,488,418

See accompanying notes and attached financial statements of Brigadier Capital Master Fund Ltd.

Brigadier Capital LP

Statement of Cash Flows

Year Ended December 31, 2008

Cash flow from operating activities
Net income available for distribution to partners	$18,208,422
Adjustments to reconcile net income available for distribution to partners to net cash provided by operating activities:
Change in operating assets and liabilities:
Investment in Brigadier Capital Master Fund Ltd.	69,612,844
Receivable from Brigadier Capital Master Fund Ltd.	(4,866,080)
Due from broker	(928)
Management fee payable	(654,367)
Accrued expenses and other liabilities	(30,000)

Net cash provided by operating activities	82,269,891

Cash flows from financing activities
Capital contributions	8,220,000
Capital withdrawals	(90,489,891)

Net cash used in financing activities	(82,269,891)

Net change in cash	—
Cash at beginning of year	—

Cash at end of year	$—

Supplemental disclosure of cash flow information
Distributions in-kind (Master Fund Note 7)	$793,099

See accompanying notes and attached financial statements of Brigadier Capital Master Fund Ltd.

Brigadier Capital LP

Notes to Financial Statements

December 31, 2008

1.	Organization

Brigadier Capital LP (the Partnership) was organized as a limited partnership under the laws of the State of Delaware on May 17, 2006 and commenced operations on May 25, 2006. The Partnership invests substantially all of its assets in Brigadier Capital Master Fund Ltd. (the Master Fund) that was formed as an exempted company under the laws of the Cayman Islands. The Master Fund was formed on May 19, 2006 and commenced operations on May 25, 2006. The Master Fund was created primarily to support the trading and investing activities of the Partnership and Brigadier Capital Offshore Ltd., a Cayman Islands company that operates as the investment vehicle for U.S. tax-exempt and non-U.S. investors. The Master Fund’s investment objectives are to achieve maximum returns and minimize volatility. The Master Fund will seek to achieve its investment objectives by focusing on the structured credit markets. Target assets include long and short exposure in mortgage-backed securities, corporate investment grade and high-yield securities, structured credit and other related securities including debt and equity collateralized debt obligations (CDO) and collateralized loan obligations (CLO). In addition, some investments in CDO securities may be in synthetic securitizations, where portfolios of credit default swaps are the underlying assets.

Brigadier Capital Management LLC (the Investment Manager), a Delaware limited liability company, serves as the investment manager of the Master Fund. Brigadier GP LLC (the General Partner), a Delaware limited liability company, serves as the general partner of the Partnership. Cohen Brothers, LLC (d/b/a Cohen and Company) (referred to as Cohen) serves as the managing member of the General Partner and the Investment Manager.

Since the operating activities of the Partnership are principally conducted through the Master Fund, the financial statements of the Master Fund are an integral part of these financial statements and should be read in conjunction with those of the Partnership. The financial statements of the Master Fund are attached. The percentage of the Master Fund owned by the Partnership at December 31, 2008 was 25%.

2.	Significant Accounting Policies

Basis of Presentation

The Partnership’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles (US GAAP) and are stated in United States dollars. The following is a summary of the significant accounting and reporting policies used in preparing the financial statements.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term, highly liquid investments that have maturities of three months or less. Cash equivalents are valued at cost plus accrued interest, which approximates fair value. Cash and cash equivalents are not held in federally insured bank accounts.

Fair Value of Financial Instruments

The fair value of the Partnership’s assets and liabilities which qualify as financial instruments under Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures about Fair Value of Financial Instruments, approximates the carrying amounts presented in the statement of assets and liabilities.

Investment in Master Fund

The Partnership records its investment in the Master Fund at fair value, which represents the Partnership’s proportionate interest in the net assets of the Master Fund. The performance of the Partnership is directly affected by the performance of the Master Fund. Attached are the Audited Financial Statements of the Master Fund, including the Condensed Schedule of Investments, which are an integral part of these financial statements. Valuation of investments held by the Master Fund is discussed in the notes to the Master Fund’s financial statements.

The Master Fund adopted the provisions of SFAS No. 157, Fair Value Measurements, effective January 1, 2008. Under SFAS No. 157, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. Refer to the attached audited financial statements of the Master Fund for further details on the Master Fund’s adoption of SFAS No. 157.

Taxation

The partners are required to report their respective share of the Partnership income (loss) in their individual income tax returns. Accordingly, no income tax provision has been made in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the General Partner to make assumptions that affect the amounts reported in the financial statements and accompanying notes. The General Partner believes that the estimates used in preparing the financial statements are reasonable and prudent. Actual results could differ from these estimates.

3.	Related-Party Transactions

Cohen serves as the managing member of the General Partner and the Investment Manager. The Master Fund can invest in CDO securities managed by Cohen. At December 31, 2008, the Master Fund had $531 of net investments, which were managed by Cohen.

At December 31, 2008, the value of Cohen’s limited partner capital account was $8,125,799 and value of the General Partner’s capital account was $859,865.

4.	Partnership Capital

The Partnership offers limited partnership interests. Limited partners shall not assign in whole or in part, any of their limited partnership interests except with the consent of the General Partner.

Capital contributions may be accepted as of the first business day of each month or at other times at the General Partner’s discretion. The minimal initial investment in the Partnership is $500,000, subject to reduction at the sole discretion of the General Partner.

A limited partner may, upon at least 90 days’ prior notice, redeem some or all of its partnership interests as of the close of business at the end of any quarter after the first anniversary of such limited partner’s investment in the partnership.

5.	Management Fee

The Investment Manager provides management services to the Partnership. For these services, the Investment Manager is paid a quarterly management fee of 0.5% (2.0% annually) of partners’ account as of the last day of each calendar quarter, adjusted for any additional capital contributions and withdrawals during the quarter. The Investment Manager may, in its sole discretion, elect to waive or reduce the management fee charged with respect to any limited partner. For the year ended December 31, 2008, management fees totaling $666,850 were recorded. As of December 31, 2008, the management fee payable to the Investment Manager was $107,428.

6.	Incentive Allocation

In relation to the limited partners, the General Partner is entitled to an Incentive Allocation of income equal to 20% multiplied by the amount by which the limited partner’s positive performance change exceeds any positive balance in the limited partner’s carryforward account. This Incentive Allocation is allocated as of the end of the performance period to the capital account of the limited partner and credited to the capital account of the General Partner. The General Partner may, in its sole discretion, elect to waive or reduce the Incentive Allocation charged with respect to any limited partner. For the year ended December 31, 2008, the Incentive Allocation of $1,584,782 was reallocated from the limited partner capital accounts to the General Partner capital account, which was withdrawn by to the General Partner at December 31, 2008, and is presented as a capital withdrawal payable on the statement of assets and liabilities.

7.	Financial Highlights

Year Ended December 31, 2008
Ratios to average limited partners’ capital:
Net investment income	2.81%
Total expenses before incentive allocation	(1.90)%
Total expenses after incentive allocation	(4.01)%
Total return — before incentive allocation	18.32%
Total return — after incentive allocation	16.77%

The above ratios and total returns are calculated for the limited partner class taken as a whole for the year ended December 31, 2008. An individual investors’ return and ratios may vary from these returns and ratios based on the timing of capital movements and different management fee and incentive allocation arrangements.

8.	New Accounting Pronouncements

On July 13, 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Partnership’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year.

On December 30, 2008, the FASB issued FSP FIN 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises (FSP 48-3), deferring the effective date of FIN 48, for certain nonpublic enterprises (as defined by paragraph 289 of FASB Statement No. 109, Accounting for Income Taxes). FSP 48-3 defers the effective date of FIN 48 for fiscal years beginning after December 15, 2008. At this time, management is evaluating the implications of FIN 48 and its impact on the financial statements has not yet been determined.